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                                                                    EXHIBIT 3.89
                                                                    ------------

                           ARTICLES OF INCORPORATION

                                       OF

                         WESTERN INDUSTRIAL CORPORATION


KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, Sydney Hoff-Hay, Marcia L. Nave, Daniel Hay and Bruce W. Nave, all residents of Maricopa County, Arizona, of legal age, come now for the purpose of forming a corporation under the laws of the State of Arizona, and in pursuance thereof do hereby sign and deliver in triplicate to the Secretary of State of Arizona the following Articles of Incorporation, and do state as follows:

                                   ARTICLE I
                                   ---------

     The name of the corporation shall be Western Industrial Resources Corporation.

                                   ARTICLE II
                                   ----------

     The period of duration of the corporation shall be perpetual.

                                  ARTICLE III
                                  -----------

     The purposes for which the corporation is organized are:

     1. To perform management, maintenance and construction services to industrial, commercial and manufacturing facilities.

     2. To engage in the construction of residential, commercial and industrial facilities.

     3.   To perform specialty welding and fabrication services.

     4.   To generally deal in the marketing of personal property.

     5. To access and utilize programs to assist minorities and women in business.

     6. To buy, sell, and generally deal in notes, stocks and/or securities of individuals and other corporations and contracts.

     7. To borrow money and to issue notes, bonds, preferred stock offerings and other forms of obligations and to mortgage, pledge and hypothecate all or any part of the assets of the company, real or personal, as security for the payment thereof.

     8. To borrow money from the United States, or any agency or subdivision thereof, or any financial institution.
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     9.   To loan money, with or without security therefor.

     10. To sell, lease, exchange or otherwise dispose of all or any part of the assets and property of the company, or merge or consolidate the same with other corporations, upon such terms and conditions as may be for the best interests of the corporation, as determined by the Board of Directors and upon compliance with the laws in respect thereto.

     11. To have and exercise, and enjoy all the other rights and privileges and powers now or hereafter granted to corporations under the laws of the State of Arizona and all other powers incident to the foregoing general purposes in their fullest and broadest sense.

     12. To seek and gain certification from City, County, State and Federal Agencies as a Minority and Woman Owned Business, exercising all of the privileges and support programs intended for this type of organization.

                                   ARTICLE IV
                                   ----------

     The corporation shall issue capital common stock of 100,000 shares.

                                   ARTICLE V
                                   ---------

     The principal place of business and registered office and street address of the corporation shall be 5508 E. Sandra Terrace, Scottsdale, Arizona 85254.

                                   ARTICLE VI
                                   ----------

     The Board of Directors of the corporation shall consist of not less than four nor more than 7 members, as may be determined by the stockholders from time to time. The first Board of Directors who shall serve until after December 31, 1997 or until their successors have been duly elected and qualified, shall be:

         SYDNEY HOFF-HAY                   5508 E. Sandra Terrace
                                           Scottsdale, Arizona  85254

         MARCIA L. NAVE                    2236 North Rico Circle
                                           Mesa, Arizona  85213

         DANIEL HAY                        5508 E. Sandra Terrace
                                           Scottsdale, Arizona  85254

         BRUCE W. NAVE                     2236 North Rico Circle
                                           Mesa, Arizona  85213

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                                  ARTICLE VII
                                  -----------

     The statutory agent for the corporation shall be Ms. Sydney Hoff-Hay, who resides at 5508 E. Sandra Terrace, Scottsdale, Arizona 85254.

                                  ARTICLE VIII
                                  ------------

     The individual members of the Board of Directors shall have no liability to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a Director, as limited and provided for in A.R.S. (S) 10-202.

     The corporation may, by majority vote of the Board of Directors indemnify any person who incurs expenses by reason of the fact he or she is or was an officer, director, employee, or agent of the corporation. The private property of the stockholders, officers and directors of this corporation shall be forever exempt from all corporate debts of any kind whatsoever.

                                   ARTICLE IX
                                   ----------

     The name and address of the incorporators of this corporation, and the number of shares of common stock subscribed by them is as follows:

     DANIEL HAY              5508 E. Sandra Terrace            25,000 Shares
                             Scottsdale, Arizona  85254

     SYDNEY HOFF-HAY         5508 E. Sandra Terrace            26,000 Shares
                             Scottsdale, Arizona  85254

     BRUCE W. NAVE           2236 North Rico Circle            24,000 Shares
                             Mesa, Arizona  85213

     MARCIA L. NAVE          2236 North Rico Circle            25,000 Shares
                             Mesa, Arizona  85213


     IN WITNESS WHEREOF, We have hereunto set our hands and seals this 1st day of November, 1996 in Phoenix, Arizona.


---------------------------------             --------------------------------
Sydney Hoff-Hay                               Marcia L. Nave

---------------------------------             --------------------------------
Daniel Hay                                    Bruce W. Nave

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STATE OF ARIZONA     )
                      ss.
County of Maricopa   )

     On this the ____ day of _________, 1996, before me personally appeared SYDNEY HOFF-HAY, DANIEL HAY, MARCIA L. NAVE and BRUCE W. NAVE, to me known to be the individuals described in and who executed the foregoing instrument, and acknowledged to me that they signed and sealed the said instrument as their free and voluntary act and deed for the uses and purposes therein mentioned.

     WITNESS my hand and official seal hereto affixed this day and year in this certificate above written.


                                          -------------------------------------
                                          NOTARY PUBLIC in and for said county
                                          and state and residing at ___________
                                          ___________________________.

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